UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 27, 2015

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 27, 2015, Delta Apparel, Inc. (“Delta Apparel”) and its wholly-owned subsidiaries, M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, and Art Gun, LLC (collectively with Delta Apparel, the “Borrowers”) entered into a Consent and Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and the other lenders set forth therein (the “Fourth Amendment”).

The Fourth Amended and Restated Loan and Security Agreement dated as of May 27, 2011, was subsequently amended on August 27, 2013, September 4, 2013, and September 26, 2014. The Fourth Amended and Restated Loan and Security Agreement, as previously amended, is incorporated herein by reference and referred to herein as the “Existing Loan Agreement.”

Pursuant to the Fourth Amendment, the lenders consented to the sale by To The Game, LLC of certain of its assets related to its headwear and apparel business conducted under the “The Game” brand and released those assets from the lenders’ liens.

The Fourth Amendment also adds certain definitions to the Existing Loan Agreement, including new definitions for an Adjusted Fixed Charge Coverage Ratio and a FCCR Reserve. The definition of Reserves under the Existing Loan Agreement is amended to include a FCCR Reserve, which is released upon Borrowers’ achievement of a certain Adjusted Fixed Charge Coverage Ratio for any twelve-month period ending after the date of the Fourth Amendment. In addition, the Fourth Amendment removed certain items from the Tranche A Borrowing Base.

The foregoing summary of the Fourth Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Separate from the relationship related to the Existing Loan Agreement as amended by the Fourth Amendment, certain lenders thereunder have engaged in, or may in the future engage in, transactions with, and perform services for, Delta Apparel and/or its subsidiaries in the ordinary course of business.

Item 8.01.    Other Events.

On March 4, 2015, Delta Apparel issued a press release announcing the sale of its The Game branded collegiate headwear and apparel business to David Peyser Sportswear, Inc., the owner of MV Sport, Inc. A copy of the press release is attached as Exhibit 99.1 hereto, incorporated herein by reference and also made available through the Company's website at www.deltaapparelinc.com.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Consent and Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of February 27, 2015 among Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC, Wells Fargo Bank, National Association and the other lender parties as set forth therein.

99.1
Press release issued by Delta Apparel, Inc. on March 4, 2015. The information contained in the attached exhibit is unaudited and should be read in conjunction with Delta Apparel, Inc.'s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	March 4, 2015	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit Number	Description
10.1
Consent and Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of February 27, 2015 among Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC, Wells Fargo Bank, National Association and the other lender parties as set forth therein.

99.1
Press release issued by Delta Apparel, Inc. on March 4, 2015. The information contained in the attached exhibit is unaudited and should be read in conjunction with Delta Apparel, Inc.'s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.